EXHIBIT 10.40

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

1.     Basic Provisions (“Basic Provisions”).

1.1      Parties:  This Lease (Lease), dated for reference purposes only, October 12, 2001 is made by and between California Development, Inc., a California Corporation (“Lessor”) and Cerus Corporation, a Delaware Corporation (collectively the “Parties,” or individually a “Party”).

1.2      Premises:  That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as 2550 Stanwell Drive, Concord located in the County of Contra Costa, State of California, and generally described as (describe briefly the nature of the Property and, if applicable, the “Project”, if the property is located within a project):  Approximately 14,800 rentable square feet of improved office and warehouse space as shown on Exhibit A, attached hereto.  Insert 1.2.

1.3      Term:  Insert 1.3 (Also see Paragraph 3).

1.4      Early Possession:  n/a        (“Early Possession Date”).  (Also see Paragraphs 3.2 & 3.3)

1.5      Base Rent:  Insert 1.5 (Also see Paragraph 4)

1.6      Base Rent:  Paid Upon Execution:  $12,580.00 as Base Rent for the first month’s base rent.

1.7      Security Deposit:  $25,160 (“Security Deposit”).  (Also see Paragraph 5)

1.8      Agreed Use:  Offices, laboratories, together with related administrative activities and biomedical research and development.  (“Agreed Use”) (Also see Paragraph 6)

1.9      Insuring Party:  Lessor is the “Insuring Party.” (Also see Paragraph 8)

1.10    Real Estate Brokers:  (Also see Paragraph 15)

(a)       Representation:  The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒                Colliers International and California Development, Inc. represents Lessor exclusively (“Lessor’s Broker”);

☒                Kenmark Commercial, Inc. represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                            represents both Lessor and Lessee (“Dual Agency”).

(b)       Payment to Brokers:  Upon the execution of this Lease by both Parties, Lessor shall pay to the Brokers the fee agreed to in a separate written agreement (or in the event there is no separate written agreement, the sum of         % of the total Base Rent) (or the brokerage services rendered by said Brokers).

1.11    Intentionally omitted.

1.12    Exhibits.  Attached hereto is Exhibit A, B, C and a Rider, all of which constitute a part of this Lease.

2.     Premises.

2.1      Letting.  Lessor hereby leases to Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease.  Insert 2.1.

2.2      Condition.  Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever occurs first (“Start Date”), and so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler system, lighting, air conditioning and heating systems (“HVAC”), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects.  If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same as Lessor’s expense.  If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within, (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.  Insert 2.2.

2.3      Compliance.  Lessor warrants that any improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) in effect on the Start Date.  Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.  If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense.  If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be at the obligation of Lessee at Lessee’s sole cost and expense.  Insert 2.3.   If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e)

below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)       Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds four (4) months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee in writing, within ten (10) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to four (4) months’ Base Rent.  If Lessee elects termination, Lessee shall deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter.  Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)       If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications).  Insert 2.3(b)

(c)       Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises by Lessee then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4      Acknowledgements.  Lessee acknowledges that:  (a) that it has been advised by Lessor and/or Broker to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with reference Applicable Requirements), and their suitability for Lessee’s intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor’s agents, no any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  In addition, Lessor acknowledges that:  (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5      Lessee as Prior Owner/Occupant.  The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises.  In such event, Lessee shall be responsible for any necessary corrective work.

3.     Term.

3.1      Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3

3.2      Early Possession.  If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period.  Any such early possession shall not affect nor advance the Expiration Date.

3.3      Delay in Possession.  Lessee shall not be obligated to pay rent or perform its other obligations until it receives possession of the Premises.  Notwithstanding in foregoing, Lessee shall have the right to terminate this Lease as set forth in Rider Section 1.3.

3.4      Lessee Compliance.  Lessor shall not be required to render possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).

4.     Rent.

4.1      Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2      Payment.  Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due.  Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  Insert 4.3.

5.     Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within twenty (20) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment to account for any increased wear and tear that the Premises may suffer as a result thereof.  Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.  Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.     Use.

6.1      Use.

Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs owners and/or occupants of, or causes damage to the Premises or neighboring properties.  Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and is not significantly more burdensome to the Premises.  If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor’s reasonable objections to the change in use.

6.2      Hazardous Substances.

(a)       Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statutes or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor, not to be unreasonably withheld, delayed or conditioned, and timely compliance (at Lessee’s sole cost and expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank; (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filled with, any governmental authority; and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefore.  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination or injury and/or liability therefore, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or the increasing the Security Deposit.

(b)       Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim, or other documentation which it has concerning the presence of such Hazardous Substance.

(c)       Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended by any governmental authority, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.  Insert 6.2(c).

(d)       Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substance, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)       Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the

Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)        Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations” as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.  Insert 6.2(f).

6.3      Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all Applicable Requirements and the requirements of any applicable fire insurance underwriter or rating bureau, which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date.  Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with an Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, compliant or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.  Insert 6.3.

6.4      Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections; so long as such inspection is reasonably related to the violation or contamination.  Insert 6.4.

7.     Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1      Lessee’s Obligations.

(a)       In General.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or fixtures, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire protection system, fixtures, interior walls, ceilings, floors, and signs.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Insert 7.1(a).

(b)       Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises:  (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) basic utility feed to the perimeter of the Building, and (v) any other equipment, if reasonably required by Lessor.  Insert 7.1(b).

(c)       Replacement.  Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below and without relieving Lessee of liability resulting from Lessees failure to exercise and perform good maintenance practices, if the basic elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 20% of the cost of replacing such Basic Elements, then such basic elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only obligated to pay, each month during the remainder of the term of this Lease, on the date of which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants), with Lessee reserving the right to prepay its obligation at any time.  Insert 7.1(c).

7.2.     Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee.  It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.  Insert 7.2.

7.3      Utility Installations, Trade Fixtures, Alterations.

(a)       Definitions; Consent Required.  The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communications systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures whether by addition or deletion.  “Lessee-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by the Lessor pursuant to Paragraph 7.1(a).  Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.  Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $50,000 in any instance.  Insert 7.3(a).

(b)       Consent.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s; (i) acquiring all applicable governmental permits; (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work; and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

(c)       Indemnification.  Lessee shall pay, when due, all claims, for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than the (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.

7.4  Ownership, Removal, Surrender, and Restoration.

(a)       Ownership.  Subject to Lessor’s right to require their removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises.  Except as otherwise provided herein, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)       Intentionally omitted.

(c)       Surrender/Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of paragraph 26 below.  Insert 7.4.

        Insert 7.5.

8.     Insurance; Indemnity.

8.1      Payment for Insurance.  Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of  $2,000,000 per occurrence.  Premiums for policy periods commencing prior to or extending beyond the term shall be prorated to correspond to the Lease term.  Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

8.2      Liability Insurance.

(a)       Carried by Lessee.  Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on a claims-made basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises” endorsement and contain the “Amendment of the Pollution Exclusion” endorsement for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation under this Lease.  The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)       Carried by Lessor.  Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3      Property Insurance - Building, Improvements and Rental Value.

(a)       Building and Improvements.  Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof.  If Lessor is the Insuring Party, however, Lessee Owned Alternations and Utility Installations, Trade Fixtures and Lessee’s personal property shall be insured by Lessee pursuant to Paragraph 8.4 rather than by Lessor.  If the coverage is available and commercially appropriate, Lessor’s policy or policies shall insure against all risks of direct physical loss or damage, including the perils of flood and/or earthquake, coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)       Rental Value.  Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full Rent for one year.  Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss.  Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable, for the next 12-month period.  Lessee shall be liable for any deductible amount in the event of such loss.

(c)       Adjacent Premises.  If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4      Lessee’s Property/Business Interruption Insurance.

(a)       Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alternations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)       Business Interruption.  Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)       No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein to cover Lessee’s property, business operations or obligations under this Lease.

8.5      Insurance Policies.  Insurance required hereunder shall be in companies maintaining during the policy term a “General Policyholders Rating” of at least B+,V, as set forth in the most current issue of “Best’s Insurance Guide” or such other rating as may be required by a Lendor.  Lessee shall not do or permit to be done anything which shall invalidate the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such Insurance or certificates evidencing the existence and amounts of the required insurance.  No such policy shall be calculable or subject to modification except after thirty (30) days prior written notice to Lessor.  Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “Insurance Binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6      Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  Lessor and Lessee agree to have their respective property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7      Indemnity.  Except for Lessor’s negligence or willful misconduct Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground Lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of involving, or in connection with, the occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters.  Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claims in order to be defended or indemnified.

8.8      Exemption of Lessor from Liability.  Insert 8.8.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinkler, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part; from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not.  Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center.  Notwithstanding Lessors negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.     Damage or Destruction

9.1      Definitions.

(a)       “Premises Partial Damage” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within ten (10) days from the date of the damage or destructions as to whether or not the damage is Partial or Total.

(b)       “Premises Total Destruction”  shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within ten (10) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)       “Insured Loss” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

(d)       “Replacement Cost”  shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolitions, debris removal and upgrading required by the operation of applicable requirements and without deduction for depreciation.

(e)       “Hazardous Substance Condition”  shall mean the occurrence or discovery of a condition involving the presence of  or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2      Premises Partial Damage-Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect provided however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee for that purpose.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds.  If Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to:  (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter.  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to floor or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs it may by either Party.

9.3      Partial Damage — Insured Loss.  If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (In which event Lessee shall make the repairs at Lessee’s expense), Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effectively sixty (60) days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as possible after the required funds are available.  If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4      Total Destruction.  Notwithstanding any other provision hereof, if Premises Total Destruction occurs this Lease shall terminate sixty (60) days following the date of such Total Destruction.  If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee except as provided in Paragraph 8.6.

9.5      Damage Near End of Term.  If at any time during the last six (6) months of the term of the Lease there is damage for which the cost to repair exceeds on month’s Base Rent, whether or not an Insured Loss, either Lessee or Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at the time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by exercising such option.  If lessee duly exercises such option during such period, Lessor shall, at Lessor’s commercially reasonable expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6      Abatement of Rent; Lessee’s Remedies.

(a)       Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)       Remedies.  If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within thirty (30) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.  Insert 9.6(c).

9.8      Termination—Advance Payments.  Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.9      Waive Statues.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.  Real Property Taxes.

10.1    Definition of “Real Property Taxes.”  As used herewith, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes), improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.  Insert 10.1

10.2    (a)       Payment of Taxes.  Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease.  Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date.  Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease,  Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment.  If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor within thirty (30) days of demand.

(b)       Advance Payment.  In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either (i) in a lump sum amount equal the instalment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent.  If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said instalment becomes delinquent.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations.  All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest.  In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to

Lessor under the provisions of this Paragraph may at the option of  Lessor, be treated as an additional Security Deposit.

10.3    Joint Assessment.  If the Premises are not separately assessed, Lessee’s liability shall be equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4    Personal Property Taxes.  Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee.  When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.

11.  Utilities.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor, of all charges jointly metered.

12.  Assignments and Subletting.

12.1    Lessor’s Consent Required.

(a)       Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.

(b)       A change in the control of Lessee shall constitute an assignment requiring consent.  The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for its purpose.  Insert 12.1 (b).

(c)       The involvement of Lessee or its assets in any transaction, or series of transaction (by way of merger, sale, acquisition financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee, by an amount equal to or greater than twenty-five percent (25%) of such net Worth as it was represented to Lessor at the time of the execution of this Lessee or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considering an assignment of this Lease to which Lessor may withhold its consent.  “Net Worth of Lessee” shall mean the net worth of Lease (excluding any guarantors) established under generally accepted accounting principles.

(d)       An assignment or subletting of Lessee’s Interest in this Lease without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c).

(e)       Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited compensatory damages and/or injunctive relief.

12.2    Terms and Conditions Applicable to Assignment and Subletting.

(a)       Regardless of Lessor’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of  Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent or for the performance of any other obligations to be performed by Lessee.

(b)       Lessor may accept any rent or performance of Lessee’s obligation from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach.

(c)       The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)       In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors, or anyone else responsible for the performance of the Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)       Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of not more than $1,000, as consideration for Lessor’s considering and processing the request Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f)        Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3    Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)       Intentionally omitted.

(b)       In the event of a Breach by Lessee, Lessor at its option, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior defaults or breaches of such sublessor under such sublease.

(c)       Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)       No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)       Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  Defaults; Breach; Remedies.

13.1    Default Breach.  A “Default” is defined as a material failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period.

(a)       The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)       The failure by Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or safety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ten (10) days following written notice to Lessee.

(c)       The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements,  (ii) the service contracts (iii) the rescission of an unauthorized assignment or subletting (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of twenty (20) days following written notice to Lessee.

(d)       A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default as such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)       The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in II U.S. Code Section 101 or any successor statute thereto unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f)        The discovery that any financial statement of Lessee or of any Guarantor, given to Lessor was materially false.

13.2    Remedies.  If Lessee fails to perform any affirmative duty or obligations, within Insert 13.2 (or in case of an emergency, without notice), Lessor may perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licensee, permits or approvals.  The costs and expenses of any such performance by Lessor shall be due and payable by se to Lessee upon receipt of invoice therefore.  If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option may require all future payments to be made by Lessee to be by cashier’s check.  In the event of a Breach,  Lessor may with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)       Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee.  (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided: (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District in which the Premises are located at the time of award plus one percent (1%).  Efforts by Lessor to mitigate damages obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Subparagraph 13.1 was not previously given a notice to pay rent or quit, or to perform or quit, given to Lessee under the unlawful detainer statute shall also constitute the notice required by Subparagraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statue shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)       Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet the Premises, and/or the appointment of a receiver to protect the Lessor’s interest under this Lease, shall not constitute a termination of the Lessee’s right to possession.

(c)       Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3    Inducement Recapture.  Any agreement for free or abated rent or other, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease.  Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration therefore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee.  The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4    Intentionally omitted.

13.5    Interest.  Any monetary payment due Lessor hereunder, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) days after it was due as to non scheduled payments.  The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%) but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6    Breach by Lessor.

(a)       Notice of Breach.  Lessor shall not be deemed in breach of this Lease unless Lessor falls within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event by less than thirty (30) days after receipt by Lessor, and any Lender(s) whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b)       Performance by Lessee on Behalf of Lessor.  In the event that neither Lessor not Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expertise and offset from Rent an amount equal to any costs incurred by Lessee.  Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.  Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the treat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the portion of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession terminate this Lease as of the date the condemning authority takes such possession) terminate this Lease as of the date of condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for the purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  Brokers’ Fees.

15.1    Additional Commission.  There shall be no additional commissions paid to Brokers pursuant to Paragraph 1.10 above, unless Lessor and the Brokers otherwise agree in writing, in a separate document.

15.2    Assumption of Obligations.  Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligations hereunder.  Each Broker shall be a third party beneficiary of the provisions of Paragraph 1.10, 15, 22, and 31.  If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue interest.  In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent.  In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.

15.3    Representations and Indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than THE Brokers, if any, in connection with the negotiation of this Lease and that no one other than said named Broker(s) is entitled to any commission or finder's fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorney’s fees reasonably incurred with respect thereto.

16.  Estoppel Certificates.

(a)       Each Party (as “Responding Party”) shall within twenty (20) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party

(b)       If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that.  (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s Rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate absent manifest error

(c)       If Lessor desires to finance, refinance, or sell the Premises, or any part hereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser including but not limited to Lessee’s financial statements for the past three (3) years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.  Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.  Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holdings of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.  Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.  Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days

20.  Limitation of Liability.  Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.  Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.  No Prior or other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.  Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises.  Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.  The liability (including court costs and Attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to any amount up to the fee received by such Broker pursuant to this lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.  Notices.

23.1    Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either party may by written notice to the other specify a different address for notice except that upon Lessee’s taking possession of the premises, the Premises shall constitute Lessee’s address for notice.  A copy of all notices to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses Lessor may from time to time hereafter designate in writing.

23.2    Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier.  Notices transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt, provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24.  Waivers.  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the of this Lease requiring such consent.  The acceptance of rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment given Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statement and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.  Recording.  Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes.  The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26.  No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over then the Base shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination.  Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27.  Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.  Covenants and Conditions.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29.  Bind Effect; Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

30.1    Subordination.  Subject to Section 30.3 and Section 38, this Lease and any Option granted hereby shall be subject and subordinate to any ground Lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessor’s Lender”) shall have not liability or obligation to perform any of the obligations of Lessor under this Lease.  Any Lender may elect to have this Lease and/or any option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation of recordation thereof.

30.2    Attornment.  Subject to the non-disturbance provisions of Paragraph 30.3 Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior Lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior Lessor, or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3    Non Disturbance.  With respect to Security Devices entered into by Lessor after the execution of lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “non-disturbance agreement”) from the Lender which Non Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.  Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.  In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lessor’s lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4    Sell-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.  Attorneys’ Fees.  If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceedings is pursued to decision or judgment.  The term “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party or broker of its claim or defense.  The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Lessor shall be entitled to attorneys, fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection, therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.  Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem reasonably necessary.  All such activities of Lessor shall be without abatement of rent or liability to Lessee.  Lessor may at any time place on or about the Premises or building any ordinary “For Sale” signs and Lessor may at any time during the last six (6) months of the term hereof place on the Premises any ordinary “for Lease” signs.  Lessee may at any time place on or about the Premises any ordinary “For Sublease” sign. Insert 32

33.  Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.  Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.  Signs.  Except for ordinary “For Sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent which shall not be unreasonably conditioned, withheld or delayed.  All signs must comply with all Applicable Requirements.

35.  Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lessor interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.  Consents.  Except as otherwise provided herein, wherever in this Lease the consent of Party is required to an act by or for the other Party, such consent shall not be unreasonable withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred not to exceed $1,000 in any one instance, in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting of the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, not shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.  Intentionally omitted.

38.  Quiet Possession.  Subject to payment by Lessee of the rent and the performance of all of the covenants, conditions and provision on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises for the entire term hereof.

39.  Options.

39.1    Definition.  “Option” shall mean (a) the right to extend the term of this Lease or to renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease other property of Lessor; (c) the right to purchase, or the right of first refusal to purchase the Premises, or other property of Lessor.

39.2    Options Personal to Original Lessee.  Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3    Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options have been validly exercised.

39.4    Effect of default on Options.

(a)       Lessee shall have no right to exercise an Option, (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, or (ii) during the period of time any rent is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lessee, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b)       The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provision of Paragraph 39.4(a).

(c)       An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due, or (ii) Lessor gives to Lessee three (3) or more notices to separate Defaults during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.  Multiple Buildings.  If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses in connection therewith.

41.  Security Measures.  Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.  Reservations.  Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restriction do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.  Insert 42.

43.  Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.  Authority.  If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

45.  Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.  Offer.  Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.  Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lessee as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.  Multiple Parties.  If more than one person or entity is named herein as either Lessor or Lessee, such multiple parties shall have joint and several responsibilities to comply with the terms of this Lease.

49.  Mediation and Arbitration of Disputes.  An addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is [*] is not attached to this Lease.

Inserts 50 and 51

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.         SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.         RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO:  THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCE, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING:  IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Concord, CA	Executed at:	Concord, CA
on:	10-12-01	on:	10-12-01

By LESSOR:		By LESSEE:
California Development, Inc. a California Corporation		Cerus Corporation, a Delaware Corporation
/s/ DONALD J. BRUZZONE
By:		By:	/s/ HOWARD ERVIN
Name Printed: Donald J. Bruzzone		Name Printed:	Howard Ervin
Title: President		Title:	V.P., Legal Affairs
Address: 1200 Snyder Lane,		Address:	2411 Stanwell Dr.
Walnut Creek, CA, 94598		Concord, CA 94520
Telephone:	(925) 943-1313	Telephone:	(925) 288-6116
Facsimile:	(925) 937-1313	Facsimile:	(925) 288-0194

RIDER TO A.I.R.E.A.  STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET — DATED, FOR REFERENCE PURPOSES SEPTEMBER 15, 2001 BY AND BETWEEN CALIFORNIA DEVELOPMENT, INC. (“LESSOR”) AND CERUS CORPORATION (“LESSEE”).

This Rider is attached to and made a part of the above-referenced Lease.  In the event of any conflict between the Lease and this Rider, the terms and provisions of this Rider shall govern.  If any addenda or amendments are also attached to the Lease, this Rider shall govern to the extent of any conflict between the terms and provisions of this Rider and such addenda or amendments.  All references in the following paragraphs are to corresponding sections of the typeset portion of the Lease and any addenda or amendments, except as otherwise expressly provided herein.

Insert 1.2  Parking

Lessee shall additionally have the right to the exclusive use of the parking areas identified on Exhibit A at no additional cost or expense.  Lessee shall not have the right to the use of the parking area associated with the Expansion Space unless and until Lessee has exercised the Expansion Right as provided in Section 51 hereof.  Lessor shall have the right to modify the parking areas as reasonably necessary during any construction of the Project; provided, however, that the size of the exclusive parking to which Lessee is entitled hereunder shall not be reduced or expanded thereby.

Insert 1.3  Term.

Lessor shall use its best faith efforts to deliver the Premises to Lessee in the condition required hereunder by November 12, 2001.  The term of this Lease (“Original Term”) shall commence on the date which is the later to occur of the following:  (i) the date that Lessor has delivered possession of the Premises to Lessee in the condition required hereunder or (ii) November 1, 2001 (“Commencement Date”), and shall expire on the date which is the fifth (5th) anniversary of the Commencement Date (“Expiration Date”).  Notwithstanding any other provision of this Lease to the contrary, if Lessor has not delivered the Premises to Lessee by December 12, 2001 for any reason, then Lessee shall have the right, without limiting any other rights or remedies of Lessee, to terminate this Lease by providing written notice thereof to Lessor, and upon receipt of such notice, this Lease shall terminate and Lessor shall promptly thereafter return all sums previously paid or deposited by Lessee.  The Original Term together with any Extension Term is individually and collectively referred to herein as the “Term”.

Notwithstanding any other provision of this Lease to the contrary, Lessee shall have the right to terminate the Lease prior to the Expiration Date for any reason whatsoever in Lessee’s sole and absolute discretion effective any time after July 31, 2004 (“Early Termination Right”).  Lessee shall exercise its Early Termination Right by providing not less than nine (9) months’ prior written notice of such election to terminate to Lessor.  For example, if Lessee desires to terminate the Lease effective August 1, 2004, then Lessee shall provide written notice of the same to Lessor on or before November 1, 2003.  If Lessee elects to exercise the Early Termination Right, then the parties shall enter into an amendment to the Lease which shall amend the Expiration Date to be the earlier date set forth in Lessee’s notice.  If Lessee elects to exercise the Early Termination Right, then Lessee shall pay to Lessor the sum of Eighty Four Thousand Three Hundred Sixty Dollars ($84,360) (“Termination Fee”) on or before the Expiration Date, as amended, in consideration for the Early Termination Right as set forth herein.  Additionally, if Lessee exercises the Expansion Right for the Expansion Space pursuant to Section 51 hereof and Lessor and Lessee have entered into an amendment to this Lease to incorporate the Expansion Space, then the Termination Fee shall be increased by the sum of Eighty Four Thousand Three Hundred Sixty Dollars ($84,360), such that the total Termination Fee shall be One Hundred Sixty Eight Thousand Seven Hundred Twenty Dollars ($168,720).

Insert 1.5  Base Rent

Base monthly rental (“Base Rent”) for the Premises shall be payable on the first day of each month following the Commencement Date as follows:

Commencement Date — Month 3	$0.425 per rentable square foot per month ($6,290 per month)
Month 4 — Month 12	$0.85 per rentable square foot per month ($12,580 per month)
Month 13 — Month 24	$0.90 per rentable square foot per month ($13,320 per month)
Month 25 — Expiration Date	$0.95 per rentable square foot per month ($14,060 per month)

If the Commencement Date is on any day other than the first day of the month, then the rental abatement through Month 3 as set forth above shall continue for a period of ninety (90) days from the Commencement Date, and the Base Rent for Month 4 as set forth above shall commence on the ninety first (91st) day following the Commencement Date.  Lessee shall have the right to use the relevant parking area identified as part of the Premises on Exhibit A without charge.  The Base Rent does not

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include any charge for the use of the parking area associated with either the Premises or Expansion Space, as applicable, and the square footage of the parking area shall not be included within the calculation of Base Rent at any time during the Term.

Insert 2.1  Letting.

is based on Building Owners and Managers Association (“BOMA”) standards (ANSI/BOMA Z65.1-1996).

Insert 2.2 Condition.

Notwithstanding the foregoing, if such non-compliance is of a latent nature, such one (1) year, six (6) month and thirty (30) day time frames following the Start Date shall be modified to begin when Lessee discovers such condition.  Notwithstanding the foregoing, Lessor shall deliver the HVAC within the Premises in its current, “as is” condition.

Insert 2.3 Compliance.

Notwithstanding the foregoing, if such non-compliance is of a latent nature, such six (6) month time frames following the Start Date shall be modified to begin when Lessee discovers such condition.

Insert 2.3(b) Compliance.

then Lessor shall be fully responsible for the cost thereof.

Insert 4.3  Common Area Maintenance Charges.

(a)           The term “Operating Expenses” shall mean (1) all costs of ownership, management, operation and maintenance of the Project which Lessor shall pay or become obligated to pay in connection with the ownership or operation of the Building, including, without limitation: wages, salaries and payroll burden of employees; property management fees (at the prevailing market rate not to exceed 3%); janitorial, maintenance, guard and other services; power, water, waste disposal and other utilities; materials and supplies; maintenance and repairs; license costs; telephone wiring and other costs; insurance premiums and the deductible portion of any loss insured under Lessor’s liability, casualty, and other insurance; and depreciation on personal property; landscaping, planting, driveway and parking area maintenance; and reasonable and customary fees payable to third parties for architectural, legal, accounting and other professional services, including, without limitation, the cost of preparing any financial statement of Operating Expenses; and (2) the cost of any capital improvements made to the Project by Lessor after the Commencement Date that (i) are designed to reduce other Operating Expenses, (ii) are required for the health and safety of tenants in the Building, or (iii) are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost or allocable portion thereof to be amortized over the useful life of the relevant capital improvement in accordance with Generally Accepted Accounting Principles.  Operating Expenses shall not include:  Property Taxes (as defined below); depreciation on the Building other than depreciation on exterior window draperies provided by Lessor and carpeting in public corridors and common areas; costs of tenants’ improvements; real estate brokers’ commissions; interest; capital items other than those referred to in clause (2) above; and the cost of providing services and utilities for which reimbursement is due from other tenants. Notwithstanding the foregoing, Operating Expenses shall not include the following: (1) alterations attributable solely to tenants of the Building (excluding Lessee); (2) legal expenses for disputes with tenants (excluding Lessee) and legal, auditing and consulting fees, other than those legal, auditing and consulting fees incurred in connection with the maintenance and operation of the Building; (3) the cost incurred in performing work or furnishing services for individual tenants that are in excess of work and services provided to Lessee under the Lease; (4) expenses for repair or replacement paid by proceeds of condemnation awards or covered by warranties, and any costs due to casualty, but in either case only to the extent of the net warranty payments, net insurance proceeds, or net condemnation awards actually received by Lessor; (5) expenses incurred in leasing or procuring new tenants, including advertising expenses and expenses for preparation of leases or renovating space for new tenants; (6)wages, costs and salaries associated with home office, off-site employees of Lessor other than professional services provided by such employees which would otherwise be provided by outside professionals but only to the extent such services are included at prevailing market rates, and wages, costs and salaries attributable to employees of Lessor above the level of Building manager; (7) the cost of correcting noncompliance with governmental codes and laws in effect at the time of initial construction of the Building, Initial Lessee Improvements or Alterations (as applicable); (8) insurance premiums to the extent any tenant causes Lessor’s existing insurance premiums to increase or require Lessor to purchase additional insurance, to the extent Lessor actually receives reimbursement from such tenant; (9) any advertising or promotional expenses and objects of art; (10) any cost representing an amount paid to an entity related to Lessor for any service or product which is in excess of the

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prevailing market rate for such service or product; (11) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased, but only to the extent such payments exceed the amortizing portion of the equipment; (12) costs incurred due to violation by Lessor of any condition, covenant or restriction affecting the Project or Building, or any laws, rules, regulations or ordinances applicable to the Project or Building, but not including noncompliance with governmental codes and laws which were not in effect at the time of initial construction of the Building, Initial Lessee Improvements or Alterations (as applicable); (13) late fees, penalties and interest on past due amounts payable by Lessor; (14) the cost of any disputes between Lessor and any employee or agency of Lessor, or any mortgagees or ground lessors of Lessor, unless attributable to Lessee’s default; (15) costs incurred by Lessor prior to the Commencement Date to remediate any violation of applicable hazardous materials laws and regulations, including without limitation, the removal of hazardous materials located on the Premises or in the Building.

(b)           The term “Property Taxes” shall mean (i) all taxes, assessments (special or otherwise), levies and other charges of any kind or nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Lessor’s interest herein, or the fixtures, equipment and other property of Lessor that is an integral part of the Project and located thereon, or Lessor’s business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project, (ii) all charges, levies or fees imposed by any governmental authority against Lessor by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Project, the number of person employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project, and all costs and fees (including attorneys’ fees) reasonably incurred by Lessor in contesting any Property Tax and in negotiating with public authorities as to any Property Tax, and (iii) and all real estate tax consultant expenses and attorneys’ fees incurred for the purpose of maintaining an equitable assessed valuation of the Project. Notwithstanding the foregoing, the terms “Property Tax” or “Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Lessor or the federal or state income tax imposed on Lessor’s income from all sources, and shall exclude any item excluded from the definition of “Operating Expenses.”

(c)           The term “Common Area” shall mean the common areas of the Project including Building lobby and public areas, and exterior common areas including parking areas and parking structures, whether now existing or in the future added to the Project for the common use of tenants.

(d)           The term “Lessee’s Percentage Share” shall mean the percentage obtained by dividing the rentable area of the Premises by the total rentable area of the Building or Project, as applicable.  In the event the rentable area of the Premises is increased or decreased, Lessee’s Percentage Share shall be appropriately adjusted.

(e)           Lessee shall also pay to Lessor throughout the term of this Lease, an amount equal to the sum of (a) Lessee’s Percentage Share of Operating Expenses paid or incurred by Lessor in such year, and (b) Lessee’s Percentage Share of the total Property Taxes paid by Lessor in such year; provided, however, that the total amount to be paid hereunder shall not exceed the sum of $0.2273 per square foot of the Premises per month, which sum shall be increased on an annual basis by three percent (3%).

Insert 6.2(c) Lessee Remediation

Notwithstanding anything to the contrary contained in this Lease (including, without limitation, the provisions of this Paragraph 6.2(c)), Lessee shall have no obligation to remediate, clean up, monitor, abate, or to comply with any law regarding, or to reimburse, release, indemnify, or defend Lessor with respect to any Hazardous Substance which now or hereafter becomes regulated by any governmental authority or agency thereof and which Lessee did not store, dispose of, use, or cause to be on the Premises in violation of any Applicable Requirements.  If any Hazardous Substance are present in the Premises (or the underlying soil or groundwater) and such presence was not caused by Lessee, Lessor shall protect, indemnify, defend, and hold Lessee harmless from and against any and all claims, liability, loss, proceedings, damages, causes of action, cost, or expense (including attorneys’ fees) arising therefrom.

Insert 6.2(f) Investigations and Remediations.

Notwithstanding the provisions of Paragraph 6.2(f), Lessor shall provide Lessee with at least 48 hours’ prior actual notice before entering the Premises.  In the event of an emergency, the determination of which shall require Lessor to be reasonable, Lessor shall use its best efforts to provide Lessee with notice reasonable in such situation.  In the event of any entry by Lessor onto the Premises, Lessor shall use its best efforts not to interfere with the conduct of Lessee’s business.

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Insert 6.3 Lessee’s Compliance with Applicable Requirements.

Notwithstanding the foregoing or anything to the contrary contained in this Lease, Lessee shall not be responsible for compliance with any Applicable Requirements where such compliance is not related specifically to Lessee’s use and occupancy of the Premises.  For example, if any governmental authority should require the Building or the Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises, and such measures are imposed as a general requirement applicable to all lessees rather than as a condition to Lessee’s specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Lessor.

Insert 6.4 Inspection; Compliance.

Notwithstanding the provisions of Paragraph 6.4, Lessor shall provide Lessee with at least 48 hours’ prior actual notice before entering the Premises.  In the event of an emergency, the determination of which shall require Lessor to be reasonable, Lessor shall use its best efforts to provide Lessee with notice reasonable in such situation.  In the event of any entry by Lessor onto the Premises, Lessor shall use its best efforts not to interfere with the conduct of Lessee’s business.  Lessee shall have the right to have a representative present during any entry into the Premises by Lessor.

Insert to 7.1(a) Lessee’s Obligations.

Notwithstanding anything to the contrary contained in this Lease, Lessee’s obligation to repair or maintain shall not include the making of any capital repairs or improvements unless, and to the extent, required due to Lessee’s negligence or willful misconduct.  Lessee shall have no obligation to repair or maintain the membrane of the roof except where damaged by Lessee during the construction of the Initial Lessee Improvements, or as otherwise caused by Lessee’s negligence or willful misconduct.

Insert to 7.1(b): Lessee’s Obligations

Notwithstanding anything to the contrary contained in this Lease, Lessee shall have no obligation to procure or maintain contracts with respect to any exterior portion of the Building or the Premises, such as landscaping, parking maintenance or roof maintenance contracts.

Insert to 7.1(c)  Replacement

Notwithstanding the foregoing, this Section 7.1(c) shall not be applicable to the cost of replacement of the HVAC.

Insert to 7.2 Lessor’s Obligations.

Notwithstanding anything to the contrary contained in this Lease, Lessor shall be responsible to repair, maintain and replace as necessary the building structure, support structure, foundation, roof (structure), load bearing walls, building exterior, parking grounds, landscaping, windows, skylights, plate glass, fences, retaining walls and sidewalks.  Lessor shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, where necessary, the exterior painting of the Building.

Insert 7.3(a) Definitions; Consent Required.

Notwithstanding any provision of this Lease to the contrary, Lessee shall have the right to make such Alterations and Utility Installations as Lessee determines is necessary for its initial occupancy of the Premises (“Initial Lessee Improvements”).  Lessor hereby acknowledges and agrees that a material portion of the consideration for Lessee’s agreement to lease the Premises is Lessee’s ability to build-out the Building with improvements, equipment and other alterations at Lessee’s control and discretion. Lessee hereby approves the preliminary space drawing for the Initial Lessee Improvements attached as Exhibit B to the Lease and made a part hereof, without limiting any future right of Lessee to modify the same as it deems appropriate, subject to Lessor’s reasonable approval.  During the construction of the Initial Lessee Improvements, Lessor shall, at its sole cost and expense, conduct testing of the Building for asbestos and shall abate and remove the same, at its sole cost and expense, in accordance with all Applicable Requirements prior to the completion of the Initial Lessee Improvements, and in cooperation with Lessee’s construction.  Lessor shall pay to Lessee a tenant improvement allowance of Seventy Four Thousand Dollars ($74,000) (“Allowance”) upon demand, which shall be accompanied by an invoice and evidence of payment of the relevant items, by Lessee

4.

which shall be used towards payment of the Initial Lessee Improvements.  Lessor shall review and approve any plans, specifications or drawings submitted for approval with respect to the Initial Lessee Improvements within five (5) days of receipt of the same, and if Lessor fails to either approve or reasonably disapprove the same within such five (5) day period, then the same shall be deemed approved.  If Lessor reasonably disapproves of any aspect of Lessee’s plans and specifications for the Initial Lessee Improvements, Lessor shall set forth in particularity the reasons therefor.  Lessor agrees that any disapproval shall be deemed unreasonable unless Lessor can provide demonstrable evidence of a decline in value in the Project as a result of the proposed Initial Lessee Improvements, or some other material cause for the disapproval.  Notwithstanding any other provision of this Lease to the contrary, if Lessor continues to fail to approve the plans and specifications for the Initial Lessee Improvements for a period of forty-five (45) days after the submission of the same, then Lessee shall have the right at any time thereafter to terminate this Lease by providing written notice thereof to Lessor, and upon receipt of such notice this Lease shall terminate, and Lessor shall promptly thereafter return all sums previously paid or deposited by Lessee to Lessor.

Insert 7.4 Ownership; Removal; Surrender; and Restoration.

Notwithstanding the provisions of paragraph 7 or any other provision of the Lease to the contrary, Lessee shall have the right, in its sole and absolute discretion, at the termination or earlier expiration of the Lease to either leave in place or remove any improvements and fixtures installed by Lessee in, on or about the Premises pursuant to Lessee’s repair obligations under this Lease, any of the Initial Lessee Improvements, any Alterations or other alterations, improvements, additions, or any Utility Installations. Lessor hereby acknowledges and agrees that the term “Alterations” as used herein shall include, without limitation, any of the following which may be installed by Lessee within the Premises: biosafety cabinets, chemical fume hoods, casework, walk-in coldboxes and storage/warehouse racks.  In the event that Lessee elects to leave in place any of the above items at the expiration or earlier termination of the Lease, and Lessor must remove such items to prepare the space for subsequent tenant(s), then Lessee shall reimburse Lessor up to the sum of Seventy Five Thousand Dollars ($75,000) for any costs actually incurred by Lessor for such removal within the initial Premises, and up to the sum of Seventy Five Thousand Dollars ($75,000) for any costs actually incurred by Lessor for such removal within the Expansion Space.  Lessee shall reimburse Lessor for such amounts within thirty (30) days of receipt of a demand therefor, which demand shall be accompanied by an invoice of work performed together with evidence of payment for the same by Lessor.

Insert 7.5:  Lessor Lien

Lessor waives any and all rights, title and interest Lessor now has, or hereafter may have, whether statutory or otherwise, to Lessee’s inventory, equipment, furnishings, trade fixtures, books and records, personal property, and Lessee improvements paid for by Lessee located at the Premises (singly and/or collectively, the “Collateral”). Lessor acknowledges that Lessor has no lien, right, claim, interest or title in or to the Collateral. Lessor further agrees that Lessee have the right, at its discretion, to mortgage, pledge, hypothecate or grant a security interest in the Collateral as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Lessee’s business at the Premises. Lessor further agrees to execute and deliver within three (3) business days any UCC filing statement or other documentation required to be executed by Lessor in connection with any such lease or financing arrangement, and any real estate consent or waiver forms submitted by any vendors, equipment lessors, chattel mortgagees, or holders or owners of the Collateral setting forth, inter-alia that Lessor waives, in favor of such party any superior lien, claim, interest or other right therein.

The Collateral shall not become the property of Lessor or a part of the realty no matter how affixed to the Premises and may be removed by Lessee or any equipment lessors at any time and from time to time during the entire term of this Lease. Lessee shall promptly repair any damage caused by the removal of such property, whether effected by Lessee or equipment lessors.

Insert 8.8  Exemption of Lessor from Liability.

Except to the extent caused by the negligence or willful misconduct of Lessor, or a breach by Lessor under this Lease,

Inset 9.6(c)  Abatement of Rent; Lessee’s Remedies.

Notwithstanding anything to the contrary contained herein, if Lessee’s use of the Premises is substantially impaired for a period of more than 120 days after the date of casualty, Lessee shall have the right to terminate this Lease by written notice to Lessor at any time thereafter until Lessee’s use of the Premises is substantially restored.

5.

Insert 10.1(c)  Lessee’s Right to Contest Taxes.

Lessee, at its cost, shall have the right at any time to seek a reduction in or otherwise contest any Taxes for which it is obligated to reimburse Lessor pursuant to this Article, by action or proceeding against the entity with authority to assess or impose the same.

Lessor shall not be required to join in any proceeding or action brought by Lessee unless the provisions of applicable Regulations require that such proceeding or action be brought by or in the name of Lessor, in which event Lessor shall join in such proceeding or action or permit it to be brought in Lessor’s name, provided that Lessee protect, indemnify, and hold Lessor free and harmless from and against any liability, cost or expense in connection with such proceeding or contest.

Lessee shall continue, during the pendency of such proceeding or action, to pay the Taxes due as determined by Lessor pursuant to this Article 11.  If Lessee is successful in such action or proceeding, Lessor shall reimburse to Lessee lessee’s share of the reduction in Taxes realized by Lessee in such contest or proceeding within ten (10) days after the amount of such reduction has been determined.

Insert 12.1(b) Permitted Transfers.

Notwithstanding anything to the contrary contained in this Lease, provided that the net worth of the succeeding entity is not less than 75% of the Net Worth of Lessee, Lessee may assign this Lease or sublet the Premises, or any portion thereof, without Lessor’s consent, but with notice to Lessor accompanied by the current financial information of the proposed succeeding entity, to any entity which controls, is controlled by, or is under common control with Lessee; to any entity which results from a merger of, reorganization of, or consolidation with Lessee; to any entity engaged in a joint venture with Lessee; or to any entity which acquires substantially all of the stock or assets of Lessee, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”).  In addition, a sale or transfer of the capital stock of Lessee shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Lessee, or (2) Lessee is or becomes a publicly traded corporation.  Lessor shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer.

Insert 13.2  Remedies.

fifteen (15) days after written notice to Lessee, unless a longer period of time is required to cure the same, in which case Lessee shall have such longer period of time to perform the same so long as Lessee has commenced to perform within such fifteen (15) day period and diligently performs the same to completion,

Insert 32 Lessor’s Access; Showing Premises; Repairs.

Notwithstanding the provisions of Paragraph 32, Lessor shall provide Lessee with at least 48 hours’ prior actual notice before entering the Premises.  In the event of an emergency, the determination of which shall require Lessor to be reasonable, Lessor shall use its best efforts to provide Lessee with notice reasonable in such situation.  In the event of any entry by Lessor onto the Premises: (a) Lessee shall have the right to have a representative present, (b) Lessor shall use its best efforts not to interfere with the conduct of Lessee’s business and shall comply with any reasonably security and safety measures and procedures by Lessee, and (c) Lessee shall have the right to restrict access from its laboratories and other areas which Lessor does not have a valid reason to enter.  Additionally, notwithstanding anything in this Lease to the contrary, in the event Lessee’s use or occupancy of the Premises is substantially impaired due to Lessor’s entry into the Premises or by any work performed by or at the direction of Lessor and such impairment continues for a period of four (4) or more consecutive days, then the Rent and any additional rent payable by Lessee shall abate until such impairment ceases.

Insert 42:  Reservations.

Lessor’s rights pursuant to this Paragraph 42 shall be subject to the condition that exercise of any of such rights shall not reduce Lessee’s number of parking spaces or otherwise unreasonably interfere with Lessee’s use of the Premises.

Insert 50  Options to Extend.

(a)  Grant and Exercise.  Lessee shall have five (5) options to extend the term of this Lease (each an “Option to Extend”) for an additional one year each (each an “Extended Term”) upon all the same terms and conditions of this Lease, excepting only that Base Rent shall be determined as provided below.  Each Option to Extend shall be exercised by Lessee’s giving notice of such exercise to Lessor not less than four (4) months prior to the expiration of the term then in effect (i.e. the initial term or the first Extended Term).

6.

(b)  Base Rent during Extended Term.

                (i)            For purposes hereof, “Adjustment Date” means the date which is the commencement date of  each Extended Term.  On each Adjustment Date, the monthly Base Rent payable for the twelve calendar months following such Adjustment Date shall be determined as follows:  Take the monthly Base Rent in effect immediately prior to such Adjustment Date and multiply it by a fraction, the numerator of which is the CPI Index (hereinafter defined) published for the calendar month which commenced three months prior to such Adjustment Date and the denominator of which is the CPI Index published for that same calendar month one year earlier.  (Thus, for example, the Base Rent payable for the twelve month period commencing on the first Adjustment Date shall be $0.95 per square foot multiplied by a fraction, the numerator of which shall be the CPI Index published for approximately August, 2006, and the denominator of which shall be the CPI Index published for approximately August, 2005.)  Notwithstanding the foregoing, in no event shall the monthly Base Rent in effect after any adjustment be more than 8% nor less than 3% greater than the monthly Base Rent in effect immediately prior to such adjustment.

                (ii)           As used herein, “CPI Index” means the United States Department of Labor’s Bureau of Labor Statistics’ Consumer Price Index, All Urban Consumers and Clerical Workers, All Items, published for the San Francisco-Oakland-San Jose Area (1982-84 = 100), or the successor to such index.  If such index is discontinued entirely, Lessor and Lessee shall agree to another mutually acceptable index used to track changes in the cost of living in the San Francisco Bay Area.

(c)  Operating Expenses during Extended Term.  Lessee shall also pay to Lessor during each Extended Term of this Lease, an amount equal to the sum of (a) Lessee's Percentage Share of Operating Expenses paid or incurred by Lessor in such year, and (b) Lessee's Percentage Share of the total Property Taxes paid by lessor in such year, provided, however, that the total amount to be paid hereunder shall not exceed the sum of per square foot Operating Expenses and Property Taxes of the Premises per month, at the time of expiration of the Initial Term, which sum shall be increased on an annual basis by a maximum three percent (3%).

Insert 51  Right to Expand.

Lessor currently leases the building adjacent to the Premises which is comprised of approximately 17,000 rentable square feet, as such premises are shown on Exhibit C attached hereto and made a part hereof (“Expansion Space”) to a third party tenant pursuant to a lease which is scheduled to expire on May 7, 2002.  Lessor hereby grants to Lessee the right to lease the Expansion Space (“Expansion Right”) upon the terms and conditions contained herein.  Lessee shall exercise the Expansion Right by providing written notice thereof to Lessor on or before February 1, 2002.  If Lessee exercises the Expansion Right, Lessor and Lessee shall promptly thereafter enter into an amendment to this Lease which shall provide the following:  (i) the commencement date for the Expansion Space shall be May 1, 2002 (“Expansion Space Commencement Date”); (ii) the Expansion Space shall be included into the term “Premises” as used in this Lease from and after the Expansion Space Commencement Date; (iii) the monthly Base Rent shall be increased to include the Expansion Space, at the same per rentable square foot rate then in effect for the Premises; (iv) Lessee shall receive a rental abatement equal to 50% of the Base Rent for the Expansion Space for a period of three (3) months following the Expansion Space Commencement Date if Lessee performs tenant improvements in the Expansion Space; (v) Lessor shall pay Lessee a tenant improvement allowance equal to $5 per rentable square foot within the Expansion Space (i.e., up to the amount of $85,000), which shall be payable by Lessor upon demand, which demand shall be accompanied by an invoice and evidence of payment of the relevant items; (vi) Lessee shall have the same rights with respect to the build-out and surrender of the Expansion Space as applicable to the Premises, and wherever the term “Initial Lessee Improvements” is used within the Lease, it shall be deemed to include the initial tenant improvements made by Lessee within the Expansion Space; and (vii) Lessee shall have the right to construct a second floor within the Expansion Space (“Second Floor”), and if Lessee elects to construct the Second Floor, then (a) Lessor shall provide Lessee with a tenant improvement allowance equal to $5 per rentable square foot within the Second Floor, and (b) there shall be no increase in the Base Rent to reflect any increase in the size of the Expansion Space as a result of the construction of the Second Floor.

LESSOR:		LESSEE:

California Development, Inc., a California corporation		Cerus Corporation, a Delaware corporation

By:	/s/ DONALD J. BRUZZONE	By:	/s/ HOWARD ERVIN

Its:	Pres.	Its:	V.P., Legal Affairs

7.

EXHIBIT A

[Diagram of Floor Plan]

EXHIBIT B

[Diagram of Floor Plan]

EXHIBIT C

[Diagram of Floor Plan]